News Release
www.aviatnetworks.com
Aviat Networks Announces Fiscal 2022 Fourth Quarter and Twelve Months Financial Results
Total Q4 Revenue of $77.4 million; Up 8.0% Year-over-Year
Q4 GAAP Operating Income of $5.2 million; Up 40.4% Year-over-Year
Q4 Adjusted EBITDA of $9.1 million; Up 31.1% compared to Prior Year

AUSTIN, TX, August 23, 2022 -- Aviat Networks, Inc. (NASDAQ: AVNW), (“Aviat Networks,” “Aviat,” or the “Company”), the leading expert in wireless transport solutions, today reported financial results for its fiscal 2022 fourth quarter and twelve months ended July 1, 2022. These results do not include the financial results of Redline Communications Group Inc., whose acquisition by Aviat was completed on July 5, 2022, in Aviat’s fiscal 2023 first quarter.
Fourth Quarter Highlights
•Company executed on key long-term strategic objectives resulting in continued year-over-year increase in quarterly revenues and Adjusted EBITDA
•Highest bookings quarter in seven years, and the highest in North America in over a decade
•Highest bookings quarter for multi-band to date, with 60% coming from the EMEA region
•Highest bookings quarter for management software since the Company’s inception, including the first SaaS-based Health Assurance Software sale with a large U.S. state government
•Announced collaboration with MaxLinear on next generation System on Chip:
◦the most advanced technology Modem for wireless transport in development
Fourth Quarter Financial Highlights
•Total Revenues: $77.4 million, +8.0% from the same quarter last year
◦North America: $48.8 million, + 5.1% from the same quarter last year
◦International: $28.6 million, +13.3% from the same quarter last year
•GAAP Results: Gross Margin 35.5%; Operating Expenses $22.2 million; Operating Income $5.2 million; Net Income $4.5 million; Net Income per diluted share (‘Net Income per share”) $0.39
•Non-GAAP Results: Adjusted EBITDA $9.1 million; Gross Margin 35.7%; Operating Expenses $19.5 million; Operating Income $8.1 million; Net Income $7.8 million; Net Income per share $0.67
•Net Cash and Marketable securities: $47.8 million; no loans outstanding at quarter-end
•Buy Back: Repurchased $0.75 million of stock in the quarter

Full Year Financial Highlights
•Total Revenues: $303.0 million, +10.2% from the prior year
◦North America: $199.8 million, +9.1% from the prior year
◦International: $103.2 million, +12.3% from the prior year
•GAAP Results: Gross Margin 36.1%; Operating Expenses $80.5 million; Operating Income $28.7 million; Net Income $21.2 million; Net Income per diluted share (‘Net Income per share”) $1.79
•Non-GAAP Results: Adjusted EBITDA $38.3 million; Gross Margin 36.2%; Operating Expenses $75.8 million; Operating Income $33.9 million; Net Income $32.7 million; Net Income per share $2.76
•Buy Back: Repurchased $5.4 million of stock in the current year
Fiscal 2022 Fourth Quarter and Twelve-Month Comparisons

Revenues
The Company reported total revenues of $77.4 million for its fiscal 2022 fourth quarter, compared to $71.7 million in the comparable fiscal 2021 period, an increase of $5.7 million or 8.0%. North America revenue of $48.8 million increased by $2.4 million or 5.1%, compared to $46.4 million in the comparable fiscal 2021 period. International revenue of $28.6 million increased by $3.4 million or 13.3%, compared to $25.3 million in the comparable fiscal 2021 period. The increase in international revenue was high order volumes in the APAC and Europe regions offset by lower spending environment in Africa.

For the twelve months ended July 1, 2022, the Company reported total revenues of $303.0 million, compared to $274.9 million in the comparable fiscal 2021 period, an increase of $28.0 million or 10.2%. North America revenue of $199.8 million increased by $16.7 million or 9.1%, compared to $183.1 million in the comparable fiscal 2021 period. International revenue of $103.2 million increased by $11.3 million or 12.3%, compared to $91.8 million in the comparable fiscal 2021 period.

Gross Margins
In the fiscal 2022 fourth quarter, the Company reported GAAP and non-GAAP gross margin of 35.5% and 35.7%, respectively. This compares to GAAP gross margin of 36.1% and non-GAAP gross margin of 36.2% in the comparable fiscal 2021 period.

For the twelve months ended July 1, 2022, the Company reported GAAP gross margin of 36.1% and non-GAAP gross margin of 36.2%. This compares to GAAP gross margin of 37.3% and non-GAAP gross margin of 37.5% in the comparable fiscal 2021 period, a decline of -120 and -130 basis points, respectively.

Operating Expenses
GAAP total operating expenses for the fiscal 2022 fourth quarter were $22.2 million, compared to $22.1 million in the comparable fiscal 2021 period, an increase of $0.1 million or 0.3%. Non-GAAP total operating expenses, excluding the impact of restructuring charges and share-based compensation, for the fiscal 2022 fourth quarter were $19.5 million, compared to $20.4 million in the comparable fiscal 2021 period, an increase of $(0.9) million or (4.2)%.

For the twelve months ended July 1, 2022, the Company reported GAAP total operating expenses of $80.5 million, compared to $80.4 million in the comparable fiscal 2021 period, an increase of $0.1 million or 0.1%. On a non-GAAP basis, excluding the impact of restructuring charges and share-based compensation, total operating expenses for the twelve months ended July 1, 2022 were $75.8 million, compared to $75.6 million in the fiscal 2021 period, an increase of $0.2 million or 0.3%.

Operating Income
The Company reported GAAP operating income of $5.2 million for the fiscal 2022 fourth quarter, compared to a GAAP operating income of $3.7 million in the comparable fiscal 2021 period, a $1.5 million year-over-year increase. On a non-GAAP basis, the Company reported operating income of $8.1 million for the fiscal 2022 fourth quarter, compared to a non-GAAP operating income of $5.6 million in the comparable fiscal 2021 period, a $2.5 million year-over-year increase.

For the twelve months ended July 1, 2022, the Company reported $28.7 million in GAAP operating income, compared to a GAAP operating income of $22.2 million in the comparable fiscal 2021 period, a $6.5 million year-over-year improvement. On a non-GAAP basis, the Company reported operating income of $33.9 million for the twelve months ended July 1, 2022, compared to $27.4 million in the comparable fiscal 2021 period, a $6.5 million year-over-year improvement.

Net Income / Net Income Per Share
The Company reported GAAP net income of $4.5 million in the fiscal 2022 fourth quarter or GAAP net income per share of $0.39. This compared to a GAAP net income of $2.8 million or GAAP net income per share of $0.24 in the fiscal 2021 fourth quarter. On a non-GAAP basis, the Company reported net income of $7.8 million or a non-GAAP net income per share of $0.67, compared to a non-GAAP net income of $5.3 million or non-GAAP net income per share of $0.44 in the comparable fiscal 2021 period.

For the twelve months ended July 1, 2022, the Company reported GAAP net income of $21.2 million or a GAAP net income per share of $1.79. This compared to GAAP net income of $110.1 million or a GAAP net income per share of $9.42 in the comparable fiscal 2021 period. On a non-GAAP basis, for the twelve months ended July 1, 2022, the Company reported net income of $32.7 million or a net income per share of $2.76, compared to non-GAAP net income of $26.0 million or $2.23 per share in the comparable fiscal 2021 period.

Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2022 fourth quarter was $9.1 million, compared to $7.0 million in the comparable fiscal 2021 period, a year-over-year increase of approximately $2.2 million. For the twelve months ended July 1, 2022, the Company reported Adjusted EBITDA of $38.3 million, compared to $32.8 million in the comparable fiscal 2021 period, a year-over-year increase of approximately $5.6 million.

Balance Sheet Highlights
The Company reported cash and marketable securities of $47.8 million as of July 1, 2022, compared to $33.8 million as of April 1, 2022. As of July 1, 2022, the Company has no loans outstanding. During our fiscal 2022 fourth quarter, as part of our stock repurchase program approved by our board of directors in November 2021, we purchased approximately 26,000 shares of our common stock for $0.75 million and classified them as treasury shares, taking total repurchases for fiscal 2022 to 175,000 shares or $5.4 million

Conference Call Details
Aviat Networks will host a conference call at 5:00 p.m. Eastern Time (ET) today, August 23, 2022, to discuss its financial and operational results for the fiscal 2022 fourth quarter. Participating on the call will be Peter Smith, President and Chief Executive Officer; David M. Gray, Sr. Vice President and Chief Financial Officer; and Andrew Fredrickson, Director of Corporate Development and Investor Relations. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at https://investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high-performance products, simplified operations, and the best overall customer experience.  Aviat Networks is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this document includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat’s beliefs and expectations regarding business conditions, new product solutions, customer positioning, revenue, future orders, bookings, new contracts, cost structure, operating income, profitability in fiscal 2023, process improvements, realignment plans and review of strategic alternatives. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the impact of COVID-19; disruptions relating to the ongoing conflict between Russia and Ukraine; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; the timing of our receipt of payment; our ability to meet product development dates or cost reductions of products; our suppliers’ inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the ability to preserve and use our net operating loss carryforwards; the effects of currency and interest rate risks; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships.

For more information regarding the risks and uncertainties for Aviat’s business, see “Risk Factors” in Aviat’s Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 25, 2021, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Director, Corporate Development & Investor Relations
Phone: (408) 501-6214
Email: andrew.fredrickson@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2022 Fourth Quarter Summary
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Revenues:
Revenue from product sales	$51,739	$49,386	$208,100	$185,787
Revenue from services	25,682	22,300	94,859	89,124
Total revenues	77,421	71,686	302,959	274,911
Cost of revenues:
Cost of product sales	34,615	31,232	132,404	113,055
Cost of services	15,344	14,575	61,320	59,241
Total cost of revenues	49,959	45,807	193,724	172,296
Gross margin	27,462	25,879	109,235	102,615
Operating expenses:
Research and development expenses	5,258	6,269	22,596	21,810
Selling and administrative expenses	16,352	14,769	57,656	56,324
Restructuring charges	611	1,109	238	2,271
Total operating expenses	22,221	22,147	80,490	80,405
Operating income	5,241	3,732	28,745	22,210
Other income, net	2,077	29	1,690	230
Income before income taxes	7,318	3,761	30,435	22,440
Provision for (benefit from) income taxes	2,785	930	9,275	(87,699)
Net income	$4,533	$2,831	$21,160	$110,139

Net income per share:
Basic	$0.41	$0.25	$1.89	$9.98
Diluted	$0.39	$0.24	$1.79	$9.42
Weighted average shares outstanding:
Basic	11,151	11,158	11,167	11,036
Diluted	11,726	11,950	11,820	11,688

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2022 Fourth Quarter Summary
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	July 1, 2022	July 2, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$36,877	$47,942
Marketable securities	10,893	—
Accounts receivable, net	73,168	48,135
Unbilled receivables	45,857	37,521
Inventories	25,394	23,436
Customer service inventories	1,775	1,431
Asset held for sale	—	2,218
Other current assets	12,437	9,556
Total current assets	206,401	170,239
Property, plant and equipment, net	8,887	11,701
Deferred income taxes	95,412	103,467
Right of use assets	2,759	3,816
Other assets	10,445	8,430
TOTAL ASSETS	$323,904	$297,653
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$42,394	$32,405
Accrued expenses	26,451	28,154
Short-term lease liabilities	513	769
Advance payments and unearned revenue	33,740	32,304
Restructuring liabilities	1,381	2,737
Total current liabilities	104,479	96,369
Unearned revenue	8,920	8,592
Long-term lease liabilities	2,412	3,223
Other long-term liabilities	273	356
Reserve for uncertain tax positions	5,504	5,164
Deferred income taxes	563	614
Total liabilities	122,151	114,318
Commitments and contingencies
Equity:
Preferred stock	—	—
Common stock	112	112
Treasury stock	(6,147)	(787)
Additional paid-in-capital	823,259	818,939
Accumulated deficit	(599,442)	(620,602)
Accumulated other comprehensive loss	(16,029)	(14,327)
Total equity	201,753	183,335
TOTAL LIABILITIES AND EQUITY	$323,904	$297,653

AVIAT NETWORKS, INC.
Fiscal Year 2022 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE
To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, diluted net income per share and adjusted income before interest, tax, depreciation and amortization (Adjusted EBITDA), adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2022 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	July 1, 2022	% of Revenue	July 2, 2021	% of Revenue	July 1, 2022	% of Revenue	July 2, 2021	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$27,462	35.5%	$25,879	36.1%	$109,235	36.1%	$102,615	37.3%
Share-based compensation	169		93		440		372
Non-GAAP gross margin	27,631	35.7%	25,972	36.2%	109,675	36.2%	102,987	37.5%

GAAP research and development expenses	$5,258	6.8%	$6,269	8.7%	$22,596	7.5%	$21,810	7.9%
Share-based compensation	(143)		(71)		(246)		(250)
Non-GAAP research and development expenses	5,115	6.6%	6,198	8.6%	22,350	7.4%	21,560	7.8%

GAAP selling and administrative expenses	$16,352	21.1%	$14,769	20.6%	$57,656	19.0%	$56,324	20.5%
Share-based compensation	(1,058)		(603)		(3,148)		(2,299)
Merger and acquisition related expense	(905)		—		(1,061)		—
Non-GAAP selling and administrative expenses	14,389	18.6%	14,166	19.8%	53,447	17.6%	54,025	19.7%

GAAP operating income	$5,241	6.8%	$3,732	5.2%	$28,745	9.5%	$22,210	8.1%
Share-based compensation	1,370		767		3,834		2,921
Merger and acquisition related expense	905		—		1,061		—
Restructuring charges	611		1,109		238		2,271
Non-GAAP operating income	8,127	10.5%	5,608	7.8%	33,878	11.2%	27,402	10.0%

GAAP income tax provision (benefit)	$2,785	3.6%	$930	1.3%	$9,275	3.1%	$(87,699)	(31.9)%
Tax receivable from Department of Federal Revenue of Brazil	—		—		—		1,646
Release of valuation allowance	—		432		—		7,486
Adjustment to reflect pro forma tax rate	(2,485)		(1,062)		(8,075)		79,767
Non-GAAP income tax provision	300	0.4%	300	0.4%	1,200	0.4%	1,200	0.4%

	Three Months Ended				Twelve Months Ended
	July 1, 2022	% of Revenue	July 2, 2021	% of Revenue	July 1, 2022	% of Revenue	July 2, 2021	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP net income	$4,533	5.9%	$2,831	3.9%	$21,160	7.0%	$110,139	40.1%
Share-based compensation	1,370		767		3,834		2,921
Merger and acquisition related expense	905		—		1,061		—
Restructuring charges	611		1,109		238		2,271
Other income, net	(2,077)		(29)		(1,690)		(230)
Release of valuation allowance	—		(432)		—		(7,486)
Tax receivable from Department of Federal Revenue of Brazil	—		—		—		(1,646)
Adjustment to reflect pro forma tax rate	2,485		1,062		8,075		(79,767)
Non-GAAP net income	$7,827	10.1%	$5,308	7.4%	$32,678	10.8%	$26,202	9.5%

Diluted net income per share:
GAAP	$0.39		$0.24		$1.79		$9.42
Non-GAAP	$0.67		$0.44		$2.76		$2.23

Shares used in computing diluted net income per share
GAAP/Non-GAAP	11,726		11,950		11,820		11,688

Adjusted EBITDA:
GAAP net income	$4,533	5.9%	$2,831	3.9%	$21,160	7.0%	$110,139	40.1%
Depreciation and amortization of property, plant, and equipment	1,019		1,367		4,463		5,383
Other income, net	(2,077)		(29)		(1,690)		(230)
Share-based compensation	1,370		767		3,834		2,921
Merger and acquisition related expense	905		—		1,061		—
Restructuring charges	611		1,109		238		2,271
Provision for (benefit from) income taxes	2,785		930		9,275		(87,699)
Adjusted EBITDA	$9,146	11.8%	$6,975	9.7%	$38,341	12.7%	$32,785	11.9%
_____________________________________________________
(1)     The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by Aviat Networks. Aviat monitors the non-GAAP financial measures included above, and our management believes they are helpful to investors because they provide an additional tool to use in evaluating Aviat’s financial and business trends and operating results. In addition, Aviat’s management uses these non-GAAP measures to compare Aviat’s performance to that of prior periods for trend analysis and for budgeting and planning purposes. Our non-GAAP net income excludes share-based compensation, and other non-recurring charges (recovery) and Adjusted EBITDA is determined by excluding depreciation and amortization on property, plant and equipment, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from the GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2022 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
	(In thousands)
North America	$48,776	$46,393	$199,801	$183,071
International:
Africa and the Middle East	10,167	12,885	47,527	44,023
Europe and Russia	4,464	1,773	12,973	8,826
Latin America and Asia Pacific	14,014	10,635	42,658	38,991
	28,645	25,293	103,158	91,840
Total revenue	$77,421	$71,686	$302,959	$274,911